                                                                EXHIBIT 22.1

                          SUBSIDIARIES OF THE COMPANY

The Company has the following subsidiaries:

         3D Systems (Canada), Inc., a British Columbia Corporation ("3D Canada"), a wholly-owned subsidiary of the Company.

                                  and

         3D Systems, Inc., a California corporation ("3D California"), a wholly-owned subsidiary of 3D Canada.

                                  and

         3D Systems, Inc. Limited, a U.K. corporation, a wholly-owned subsidiary of 3D California.

                                  and

         3D Systems GmbH, a German corporation, a wholly-owned subsidiary of 3D California.

                                  and

         3D Systems France SARL, a French corporation, a wholly-owned subsidiary of 3D California.

                                  and

         3D Capital Corporation, a wholly-owned subsidiary of 3D California.

                                  and

         3D International, Inc., a wholly-owned subsidiary of 3D California.